HSBC Form NSAR Supplementary Responses

Item 77 (D)

a. Total Return Fund

A non-material change to a non-fundamental investment policy of the Fund is described in a supplement to the Fund's prospectus filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and incorporated herein by reference.